  Exhibit 10.10

AMENDMENT AGREEMENT

This Amendment Agreement (“Agreement”) is made and entered into as of October 10, 2017, by and among GT Biopharma Inc., a Delaware corporation (the “Company”), and the parties identified on the signature page hereto (each a “Preferred Stockholder” and collectively, “Preferred Stockholders”). Capitalized terms used but not defined herein will have the meanings assigned to them in the Preferred Stock Exchange Agreements (as defined below).

Capitalized terms defined herein shall be incorporated in the Preferred Stock Exchange Agreements, as appropriate.

WHEREAS, on August 29, 2017, the Company and Preferred Stockholders identified on Schedule A entered into Preferred Stock Exchange Agreements (the “Preferred Stock Exchange Agreements”); and

WHEREAS, pursuant to the terms of the Preferred Stock Exchange Agreements, in exchange for the cancellation of all indebtedness of the Company, the Company issued to the Preferred Stockholders Newly Issued Capital Stock and New Stock (as defined in the Preferred Stock Exchange Agreements; and

WHEREAS, pursuant to Section 8(j) of the Preferred Stock Exchange Agreements, a Majority in Interest may consent to an amendment of any provision of the Preferred Stock Exchange Agreements on behalf of the Preferred Stockholders; and

WHEREAS, the Company has requested the Preferred Stockholders agree to an amendment of Section 7 of the Preferred Stock Exchange Agreements.

NOW THEREFORE, in consideration of promises and mutual covenants contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby consent and agree as follows:

1.
Section 7 of the Preferred Stock Conversion Agreements shall be amended as follows:

(a)
the following language shall be added to the end of Section 7(a):

The restrictions set forth in this Section 7(a) shall terminate if the Company issues any securities in a financing transaction for the purpose of raising capital during any time that any New Stock is outstanding.

(b)
the following language shall be added to the end of Section 7:

“In addition to the obligations set forth herein, beginning on October 9, 2017 until the earlier of November 30, 2017 and the end of the Restricted Period, no shares of New Stock may be sold by a Preferred Stockholder at a sales price of less than $7.00 per share of New Stock. During the Restricted Period, if in effect, from and after December 1, 2017, the shares of New Stock which may be sold on a particular trading day (the "Baseline Day") based on such Preferred Stockholder ’s Percentage (the "Allotted Shares") may be sold by such Preferred Stockholder on the Baseline Trading Day and any one or more of the following five consecutive trading days following the Baseline Trading Day (for example, if the Warrant Holder determines that its number of Allotted Shares is 10,000 on the Baseline Trading Day, then the Preferred Stockholder may sell the 10,000 shares over the six (6) consecutive trading day period beginning on the Baseline Trading Day and continuing for the following five consecutive trading days after that).”

2.           The Company will immediately notify each of the Preferred Stockholders upon the attainment by the Company of the approval of a Majority in Interest of Preferred Stockholders.

3.
The Company represents that the foregoing amendment of Section 7 was requested by the Company of each Preferred Stockholder and was not requested by any Preferred Stockholder.

4.
Each of the Preferred Stockholders hereby represents the truth and accuracy of each Preferred Stockholder’s representations and warranties contained in the Preferred Stock Exchange Agreement when made and also as if such representations and warranties were made as of the date hereof.

5.
Each of the Preferred Stockholders executing this Agreement represents to the Company that it has the authority to enter into and deliver this Agreement.

6.
All other terms contained in the Preferred Stock Exchange Agreements remain in effect.

7.           Except as specifically described herein, there is no other amendment or waiver expressed or implied.

8.
Each Preferred Stockholder represents to the Company that it is making its own determination whether it will consent to this Agreement and not as a part of a group.

9.
All notices, demands, requests, consents, approvals, and other communications required or permitted in connection with this Agreement shall be made and given in the same manner set forth in the Preferred Stock Exchange Agreements.

10.
This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws and principles that would result in the application of the substantive laws of another jurisdiction. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York in the federal courts located in the state of New York. Both parties and the individuals executing this Agreement and other agreements on behalf of the parties agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party (which shall be the party which receives an award most closely resembling the remedy or action sought) shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

11.           This Agreement may be executed in counterparts, all of which when taken together shall be considered one and the same Agreement and shall become effective when the counterparts have been signed by each party and delivered to the other party, it is being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile or PDF transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were an original thereof.

IN WITNESS WHEREOF, the Company and the undersigned Preferred Stockholders have caused this Agreement to be executed as of the date first written above.

GT BIOPHARMA INC.
the “Company”

By:_______________________________________

__________________________________________
the “Preferred Stockholder”

By:_______________________________________